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                                  EXHIBIT 10.8

                                LICENSE AGREEMENT

Effective as of April 1, 1998 ("Effective Date"), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("STANFORD"), and THESEUS MEDICAL IMAGING, a Delaware corporation having a principal place of business at One Financial Center, Boston, MA 02111 ("LICENSEE"), agree as follows:

1.   BACKGROUND

1.1 STANFORD and University of Washington ("UW") has an assignment to "Imaging of Programmed Cell Death (Apoptosis) Using Technetium 99m Radiolabeled Annexin V" from the laboratories of Drs. H. William Strauss and Francis Blankenberg here at STANFORD and Dr. John Tait at UW ("Invention[s]"), as described in Stanford Docket S96-214, and any Licensed Patent(s), as hereinafter defined, which may issue to such Invention(s).

1.2 STANFORD has certain technical data and information as herein defined ("Technology") pertaining to Invention(s).

1.3 STANFORD desires to have the Technology and Invention(s) perfected and marketed at the earliest possible time in order Out products resulting therefrom may be available for public use and benefit.

1.4 LICENSEE desires a license under said Technology, Invention(s), and Licensed Patent(s) to develop, manufacture, use, and sell Licensed Product(s) in the field of use of Human and Veterinary Diagnosis.

1.5 The Technology and Invention(s) were made in the course of research supported by the National Institutes of Health and the Child Health Research Fund.

1.6 STANFORD has entered into an agreement with UW granting STANFORD authority to act on behalf of UW in connection with the licensing of UWs rights in the Inventions and Technology.

1.7 STANFORD asserts that it has the right to enter into this license agreement for the licensing of the rights to Invention(s) and Technology.

2.   DEFINITIONS

2.1 "Licensed Patent(s)" means any Letters Patent issued upon STANFORD's U.S. Provisional Patent Application, Serial Number 045399, filed April 30, 1997 and/or any divisions, continuations, or reissues, reexaminations and extensions thereof as well as any continuation-in-part applications to the extent that the practice of the Invention as contemplated on the Effective Date would infringe the claims of any patent issuing from such continuation-in-part application.

2.2 "Technology" means existing technical data and information, including, but not limited to, the information contained in the Patent Application pertaining to the Invention(s) and provided to the LICENSEE whether or not it is of a confidential nature.

2.3 "Licensed Product(s)" means any product or part thereof in the Licensed Field of Use, the manufacture, use, or sale of which:

     (a) Is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention(s). A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken;

     (b) Is covered by any claim being prosecuted in a pending application directed to the Invention(s); or

     (c) Incorporates any of the Technology.

2.4 "Licensed Process(es)" means processes which, in the course of being practiced would, in the absence of this Agreement, infringe one or more claims of the Licensed Patents.

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2.5  "Net Sales" means the gross revenue derived by LICENSEE and/or sublicensee(s) from sales of Licensed Product(s) or practice of Licensed Processes, less the following item but only insofar as they actually pertain to the disposition of such Licensed Product(s) by LICENSEE or sublicensee(s), are included in such gross revenue, and are separately billed:

     (a)  Import, export, excise and sales taxes, and custom duties;

     (b) Costs of insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;

     (c)  Costs of installation at the place of use; and

     (d)  Credit for returns, allowances, or trades.

2.6  "Licensed Field of Use" means-Human and Veterinary Diagnostics.

2.7  "Licensed, Territory" means World-wide.

2.8 "Exclusive" means that, subject to Article 4 STANFORD shall not grant further licenses in the Licensed Territory in the Licensed Field of Use.

3.   GRANT

3.1 STANFORD hereby grants and LICENSEE hereby accepts a license in the Licensed Field of Use to make, use, and sell Licensed Product(s) in the Licensed Territory and to practice licensed Processes in the Licensed Field of Use.

3.2  Said license is Exclusive, including the right to sublicense pursuant to
     Article 13, in the Licensed Field of Use for a term commencing as of the Effective Date and ending upon the last to expire of Licensed Patent(s).

3.3 STANFORD shall have the right to practice: the Invention(s) and use the Technology for itself or in collaboration with third party academic or not-for-profit research institutions. STANFORD shall have the right to publish any information included in Technology and Licensed Patent(s).

4.   GOVERNMENT RIGHTS

This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, including an obligation that Licensed Product(s) sold or produced in the United States be "manufactured substantially in the United States," and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Invention(s).

5.   DILIGENCE

5.1 As an inducement to STANFORD to enter into this Agreement, LICENSEE agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product(s) and Licensed Process(es) and to diligently develop markets for the Licensed Product(s) and Licensed Process(es). LICENSEE shall demonstrate diligence to STANFORD by achieving the goals outlined in Appendix A. In addition, LICENSEE agrees that STANFORD may terminate this Agreement if LICENSEE or a sublicensee(s) has not sold Licensed Product(s) or practiced Licensed Process(es) for a period of one (1) year.

5.2 PROGRESS REPORT - On or before September 1 of each year until LICENSEE markets a Licensed Product(s), LICENSEE shall make a written annual report to STANFORD covering the preceding year ending June 30, regarding the progress of LICENSEE toward commercial use of Licensed Product(s). Such report shall include, as a minimum, information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government and for STANFORD to ascertain progress by LICENSEE toward meeting the diligence requirements of this Article 5.

6.   ROYALTIES

6.1 LICENSEE agrees to pay to STANFORD a noncreditable, nonrefundable license issue royalty of [*] upon signing this Agreement

6.2 Upon signing of this Agreement, LICENSEE will also issue to STANFORD preferred shares of LICENSEE stock equal to [*] of the total issued stock as of the Effective Date.


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6.3  LICENSEE also agrees to pay the following minimum annual royalties to
     STANFORD:

     ANNIVERSARY OF EFFECTIVE DATE           MINIMUM ANNUAL ROYALTY DUE
     -----------------------------           --------------------------
         First and Second                              [*]
         Third and Fourth                              [*]
         Fifth and Thereafter                          [*]

     These yearly royalty payments are nonrefundable, but are creditable against earned royalties to the extent provided in Paragraph 6-7. These yearly royalty payments are not considered delinquent if provided within 6 months of the due date.

6.4 In addition, on the first and second anniversary of the Effective Date of this Agreement, LICENSEE will issue to STANFORD preferred shares of LICENSEE stock equal to 0.125% of the total shares issued on that date.

6.5  LICENSEE will also pay STANFORD earned royalties on Net Sales as follows:
     [*] on the first [*] of Net Sales annually [*] on additional Net Sales in excess of [*] Million annually.

     In the event that a royalty is paid to a third party for use of technology required to be licensed from such third party in order to practice STANFORD technology, if the royalty due the third party plus royalty payable to STANFORD for any Licensed Product exceeds two times the royalty due STANFORD, then the royalty due will be reduced by one-half of the excess above two times the royalty stated above.

6.6 LICENSEE also agrees to pay to STANFORD upon the occurrence of the following events, the following amounts:

EVENT                                                             MILESTONES
-----                                                             ----------
Upon the earlier of filing of a PLA in the United States-
or 5 1/2 years after the Effective Date                              [*]
Upon first Licensed Patent issuance                                  [*]
Upon filing of the first Marketing Application in the E.U.           [*]
Upon filing of a marketing application in Japan                      [*]
Upon issuance of marketing approval in the United States             [*]
Upon issuance of first marketing approval in the E.U.                [*]
Upon issuance of marketing approval in Japan                         [*]

6.7 Creditable payments under this Agreement shall be an offset to LICENSEE against up to [*] of each earned royalty payment which LICENSEE would be required to pay pursuant to Paragraph 6.5 until the entire credit is exhausted.

6.8 If this Agreement is not terminated in accordance with other provisions hereof, LICENSEE's obligation to pay royalties hereunder shall continue until the latter of:

     (a)  [*] years, if no Licensed Patent(s) issues; or

     (b) For so long as LICENSEE, by its activities would, but for the license granted herein, infringe a valid claim of an unexpired Licensed Patent(s) of STANFORD covering said activity.


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6.9  The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk on the close of business on the last banking day of each calendar quarter. Royalty payments to STANFORD shall be in U.S. Dollars. All non-U.S. taxes related to royalty payments shall be paid by LICENSEE and are not deductible from the payments due STANFORD.

6.10 Within thirty (30) days after receipt of a statement from STANFORD, LICENSEE shall reimburse STANFORD:

     (a) [*] to offset patent expenses corresponding to the Invention(s) incurred by Stanford prior to the Effective Date; and

     (b) for all costs incurred by Stanford in connection with the preparation, filing and prosecution of all patent applications and maintenance of patents corresponding to the Invention(s) after the Effective Date.

7.   ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

7.1 QUARTERLY EARNED ROYALTY PAYMENT AND REPORT - Beginning with the first sale of a Licensed Product(s), LICENSEE shall make written reports (even if there are no sales) and earned royalty payments to STANFORD within thirty
     (30) days after the end of each calendar quarter. This report will state the number, description, and aggregate Net Sales of Licensed Product(s) during such completed calendar quarter, and resulting calculation pursuant to Paragraph 6-5 of earned royalty payment due STANFORD for such completed calendar quarter. Concurrent with the making of each such report, LICENSEE shall include payment due STANFORD of royalties for the calendar quarter covered by such report.

7.2 ACCOUNTING - LICENSEE agrees to keep and maintain records for a period of three (3) years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under the license herein granted records will include general ledger records showing cash receipts and expenses, and records which included production on-records, customers, serial numbers, and related information in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined. LICENSEE further agrees to permit its books and records to be examined by STANFORD from time to time to the extent necessary to verify reports provided for in Paragraph
     7.1. Such examination is to be made by STANFORD or its designee, at the expense of STANFORD, except in the event that the results of the audit reveal an underreporting of royalties due STANFORD of [*] or more, then the audit costs shall be paid by LICENSEE.

8.   NEGATION OF WARRANTIES

8.1  Nothing in this Agreement is or shall be construed as:

     (a) A warranty or representation by: STANFORD as to the validity or scope of any Licensed Patent(s);

     (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

     (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article 12;

     (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s); or

     (e) An obligation to furnish any technology or technological information other than the Technology.

8.2 Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES, OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

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8.3  LICENSEE agrees that nothing in this Agreement grants LICENSEE any express or implied license or right under or to U.S. Patent 4,656,134 "Amplification of Eucaryotic Genes" or any patent application corresponding thereto.

9.   INDEMNITY

9.1 LICENSEE agrees to indemnify, hold harmless, and defend STANFORD, UCSF-Stanford Health Care and Stanford Health Services and their respective trustees, officers, employees, students, and agents against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of Invention(s), Licensed Patent(s), Licensed Product(s), Licensed Process(es) or Technology by LICENSEE or sublicensee(s), or their customers.

9.2 STANFORD shall not be liable for any indirect, special, consequential or other damages whatsoever, whether grounded in: tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Products(s).

9.3 LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

9.4 In addition to the foregoing, LICENSEE shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE and its sublicensee(s). Such insurance shall provide minimum limits of liability of $5 Million and shall include STANFORD, UCSF-Stanford Health Care, Stanford Health Services, their trustees, directors, officers, employees, students, and agents as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A- as rated by A.M. Best Within 15 days of the Effective Date of this Agreement, LICENSEE shall furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD. LICENSEE shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of LICENSEE shall be primary coverage; insurance of STANFORD, UCSF-Stanford Health Care, and Stanford Health Services shall be excess and noncontributory.

10.  MARKING

Prior to the issuance of patents on the Invention(s), LICENSEE agrees to mark Licensed Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one or more patents, with the numbers of the Licensed Patent(s).

11.  STANFORD NAMES AND MARKS

LICENSEE agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD, Stanford Health Services or UCSF-Stanford Health Care, or that is associated with any of them, without STANFORD's prior written consent.

12.  INFRINGEMENT BY OTHERS: PROTECTION OF PATENTS

12.1 LICENSEE shall promptly inform STANFORD of any suspect infringement of any Licensed Patent(s) by a third party. During the Exclusive period of this Agreement, STANFORD and LICENSEE each shall have the right to institute an action for infringement of the Licensed Patent(s) against such third party in accordance with the following:

     (a) If STANFORD and LICENSEE agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. LICENSEE and STANFORD shall agree to the manner in which they shall exercise control over such action. STANFORD may, if it so desires also be represented by separate counsel of its own selection, the, fees for which counsel shall be paid by STANFORD;


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     (b)  In the absence of agreement to institute a suit jointly, STANFORD may institute suit, and, at its option, join LICENSEE as a plaintiff. If STANFORD decides to institute suit, then it shall notify LICENSEE in writing. LICENSEE's failure to notify STANFORD in writing, within fifteen (15) days after the date of the notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be and be deemed conclusively to be LICENSEE's assignment to STANFORD of all rights, causes of action, and damages resulting from any such alleged infringement. STANFORD shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement; and

     (c) In the absence of agreement to institute a suit jointly and if STANFORD notifies LICENSEE that it has decided not to join in or institute a suit, as provided in (a) or (b) above, LICENSEE may institute suit and, at its option, join STANFORD as a plaintiff. LICENSEE shall bear the entire cost of such litigation. Any recovery in excess of litigation costs will be shared with STANFORD as follows:

          1. Any payment for past sales will be deemed to be Net Sales and LICENSEE will pay STANFORD royalties thereon at the rates specified in Paragraph 6.6; and

          2. any payment which covers future sales will be deemed a sublicense and royalties will be shared as specified in Article 13.

          LICENSEE and STANFORD agree to negotiate in good faith an appropriate compensation to STANFORD for any non-cash settlement or non-cash cross-license. STANFORD will not share in the portion of the recovery, if any, that is payment for "willful infringement."

12.2 Should either STANFORD or LICENSEE commence a suit under the provisions o Paragraph 12.1 and thereafter elect to abandon the-same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between STANFORD and LICENSEE.

13.  SUBLICENSE(S)

13.1 LICENSEE may grant sublicense(s) during the Exclusive period.

13.2 If LICENSEE is unable or unwilling to serve or develop a potential market or market territory for which there is a willing sublicensee(s), LICENSEE will, at STANFORD's request, negotiate in good faith a sublicense(s) hereunder.

13.3 Any sublicense(s) granted by LICENSEE under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:

     (a) Sublicense terms and conditions shall reflect that any sublicensee(s) shall not further sublicense; and

     (b) The earned royalty rate specified in the sublicense(s) may be at higher rates than the rates in this Agreement.

     Any such sublicense(s) also shall expressly include the provisions of Articles 7, 8, and 9 for the benefit of STANFORD and provide for the transfer of all obligations, including the payment of royalties specified in such sublicense(s), to STANFORD or its designee, in the event that this Agreement is terminated.

13.4 LICENSEE agrees to provide STANFORD a copy of any sublicense granted pursuant to this Article 13.

13.5 LICENSEE will pay to STANFORD [*] of all payments received through sublicensing in addition to earned royalty income received by LICENSEE from its sublicensee(s) which is payable to STANFORD pursuant to Article 6.

14.  TERMINATION

14.1 LICENSEE may terminate this Agreement by giving STANFORD notice in writing at least thirty (30) days in advance of the effective date of termination selected by LICENSEE.

14.2 STANFORD may terminate this Agreement if: LICENSEE:

     (a)  Is in default in payment of royalty or providing of reports;

     (b)  Is in breach of any provision hereof; or

     (c) Provides any false report; and LICENSEE fails to remedy any such default, breach, or false report within thirty (30) days after written notice thereof by STANFORD.

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14.3 Surviving any termination are:

     (a)  LICENSEE's obligation to pay royalties accrued or accruable;

     (b) Any cause of action or claim of LICENSEE or STANFORD, accrued or to accrue, because of any breach or default by the other party; and

     (c)  The provisions of Articles 7, 8, and 9.

15.  ASSIGNMENT

This Agreement may not be assigned.

16.  ARBITRATION

16.1 Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association.

16.2 Upon request by either party, arbitration will be by a third party arbitrator mutually agreed upon in writing by LICENSEE and STANFORD within thirty (30) days of such arbitration request. Judgment upon the award rendered by the arbitrator shall be final and nonappealable and may be entered in any court having jurisdiction thereof.

16.3 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court. The Arbitrator may limit the scope, time and/or issues involved in discovery.

16.4 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

17.  NOTICES

All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

             To STANFORD:        Office of Technology Licensing
                                 Stanford University
                                 900 Welch Road, Suite 350
                                 Palo Alto, CA 94304-18M
                                 Attention: Director

             To LICENSEE:        Theseus Medical Imaging
                                 One Financial Center
                                 Boston, MA 02111
                                 Attention:


   Either party may change its address upon written notice to the other party.

18.  WAIVER

None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance.

19.  APPLICABLE LAW

This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated, executed and performed wholly within California.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

                  THE BOARD OF TRUSTEES OF THE LELAND
                  STANFORD JUNIOR UNIVERSITY

                  Signature         /s/ KATHERINE KU
                           -----------------------------------------------------
                  Name              KATHERINE KU
                       ---------------------------------------------------------
                  Title             DIRECTOR, TECHNOLOGY LICENSING
                       ---------------------------------------------------------

                  THESEUS MEDICAL IMAGING

                  Signature         /s/ ROBERT BENDER
                           -----------------------------------------------------
                  Name              ROBERT BENDER
                       ---------------------------------------------------------
                  Title             VICE PRESIDENT AND DIRECTOR
                       ---------------------------------------------------------


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                                   Appendix A

Goals - Time from Effective Date of the Agreement

Within 15 months:
     GMP Production of Annexin V as the basis of a radiopharmaceutical product suitable for human use.

Within 18 months:
     Filing of IND to initiate human clinical trials of imaging product incorporating license technology.

Within 30 months:
     Initiation of Phase III clinical trials of diagnostic product incorporating licensed technology.

Within 48 months:
         Filing of PLA (license application) with FDA in US.

Within 48 months:
         Filing of marketing application in the European Union.



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                                 AMENDMENT NO. 1

                                     to the

                                License Agreement

                             Effective April 1, 1998

                                     Between

                               STANFORD UNIVERSITY

                                       and

                             THESEUS MEDICAL IMAGING

1.   BACKGROUND

1.1 STANFORD and THESEUS are parties to a License Agreement effective April 1, 1998 ("Original Agreement") covering "Imaging of Programmed Cell Death (Apoptosis) Using Technetium 99m Radiolabled Annexin V" hereinafter referred to as "Invention" as described in Stanford Docket S96-214.

1.2 To facilitate the sale of THESEUS and the commercialization of the Invention, THESEUS desires a reduction in earned royalties owed to STANFORD.

1.3 To commercialize the Invention, THESEUS has licensed patents from two other parties. Both of these parties have verbally agreed to a similar reduction in royalties.

1.4 THESEUS has issued common shares of stock and has not issued preferred shares.

2.   AMENDMENTS

2.1  Delete Paragraph 2.5 of Original Agreement and replace with the following:
     "2.4 Net Sales" means the gross amounts invoiced for sales of Licensed Products or practice of Licensed Processes by LICENSEE, its Affiliates or sublicensees, less (a) discounts actually granted, (b) credits or allowances granted upon claims, damaged goods, rejections or returns of Licensed Products, including recalls, (c) freight, postage shipping and insurance charges actually allowed or paid for delivery of Licensed Products, to the extent billed, and (d) taxes, duties or other governmental charges (0ther than income taxes and non-U.S. taxes to be paid by LICENSEE under paragraph 6.9) levied on, absorbed or otherwise imposed on sales of Licensed Products."

2.2 Add Paragraph 2.9 to Original Agreement as follows: "2.9 "Affiliates" means any person, corporation, or other business entity which controls, is controlled by, or is under common control with LICENSEE; and for this purpose, "control" of a corporation means the direct or indirect ownership of more than fifty percent (50%) of its voting stock, and "control" of any other business entity means the direct or indirect ownership of greater than fifty percent (50%) interest in the income of such entity.

2.3  Delete paragraph 6.2 of Original Agreement and replace with the following:
     "6.2 LICENSEE will also issue to STANFORD common shares of LICENSEE stock equal to 0.25% of the total stock as of the Effective Date."


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           [*] CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

2.4 Delete Paragraph 6.5 and replace with the following: "6.5 LICENSEE will also pay STANFORD [*] earned royalties on Net Sales. In the event that a royalty is paid to a third party for use of technology required to be licensed from such third party in order to practice STANFORD technology, if the royalty due the third party plus the royalty payable to STANFORD for any Licensed Product exceeds two times the royalty due STANFORD, then the royalty due will be reduced by one-half of the excess above two times the royalty stated above."

3. This Amendment will be effective when THESEUS has met its obligations under the Original Agreement, in particular, Paragraph 6.2 of the Original Agreement.

4. All other terms and conditions of the Original Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed these presents in duplicate by their duly authorized officers or representatives.

                  THE BOARD OF TRUSTEES OF THE LELAND
                  STANFORD JUNIOR UNIVERSITY

                  Signature         /s/ KATHERINE KU
                           -----------------------------------------------------
                  Name
                      ----------------------------------------------------------
                  Title
                       ---------------------------------------------------------
                  Date
                      ----------------------------------------------------------

                  THESEUS MEDICAL IMAGING

                  Signature         /s/ ROBERT BENDER
                           -----------------------------------------------------
                  Name
                      ----------------------------------------------------------
                  Title
                       ---------------------------------------------------------
                  Date
                      ----------------------------------------------------------


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